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                                                                      EXHIBIT 10

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2002, except for Note 13, to which the date is March 28, 2002, with respect to the financial statements of AIG Annuity Insurance Company (formerly, American General Annuity Insurance Company), and March 6, 2002 with respect to the financial statements of A.G. Separate Account A included in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4, No. 333-86464/811-08862) of A. G. Separate Account A.




ERNST & YOUNG LLP

Houston, Texas
April 16, 2002